UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2005

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51217 (Commission File Number)	20-1920798 (IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois (Address of principal executive offices)	60179 (Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends the current report on Form 8-K filed on March 24, 2005, to include Item 9.01(a) Financial Statements of the Acquired Business and Item 9.01 (b) Pro Forma Financial Information.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of the Business Acquired.

The audited consolidated balance sheets of Sears, Roebuck and Co. (“Sears”) as of January 1, 2005 and January 3, 2004, and the related audited consolidated statements of operations, shareholders’ equity and cash flows for the three years ended January 1, 2005 and notes thereto (incorporated by reference to pages F-3 through F-43 of Sears’ Annual Report on Form 10-K for Sears’ fiscal year ended January 1, 2005 (File No. 1-416)).

(b)	Pro Forma Financial Information.

Attached as Exhibit 99.2 are the unaudited pro forma condensed consolidated financial statements as of and for the year ended January 26, 2005 that give effect to the acquisition of Sears.

(c)	Exhibits.

23.1	Consent of Deloitte & Touche LLP

99.1	The audited consolidated balance sheets of Sears as of January 1, 2005 and January 3, 2004, and the related audited consolidated statements of operations, shareholders’ equity and cash flows for the three years ended January 1, 2005 and notes thereto (incorporated by reference to pages F-3 through F-43 of Sears’ Annual Report on Form 10-K for Sears’ fiscal year ended January 1, 2005 (File No. 1-416)).

99.2	The unaudited pro forma condensed consolidated financial statements as of and for the year ended January 26, 2005 that give effect to the acquisition of Sears.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION
By:	/s/William K. Phelan
William K. Phelan
Vice President and Controller

Date: June 6, 2005